                                                                 Exhibit (h.22)

                       AMENDMENT TO SUBLICENSE AGREEMENT

   This Amendment to the Sublicense Agreement dated March 18, 2000 (the "Agreement") between Barclays Global Investors, N.A. ("BGI"), a national banking association, and iShares Trust ("iShares"), a Delaware statutory trust, is effective as of March 18, 2008.

   WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

   NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

BARCLAYS GLOBAL INVESTORS, N.A.

By:    /s/ Geoffrey D. Flynn
       --------------------------
Name:  Geoffrey D. Flynn
Title: Managing Director

By:    /s/ Eilleen Clavere
       --------------------------
Name:  Eilleen Clavere
Title: Principal

iSHARES TRUST

By:    /s/ Geoffrey D. Flynn
       --------------------------
Name:  Geoffrey D. Flynn
Title: Treasurer and Chief
       Financial Officer

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                                   Exhibit A

MSCI EAFE Index
MSCI EAFE Growth Index
MSCI EAFE Value Index
MSCI EAFE Small Cap Index
MSCI Kokusai Index
MSCI ACWI Index
MSCI ACWI ex USA Index